Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-217891 and 333-249373 on Form S-8 of our reports dated February 26, 2021, relating to the financial statements of Triple-S Management Corporation and the effectiveness of Triple-S Management Corporation’s internal control over financial reporting appearing in this Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

San Juan, Puerto Rico
February 26, 2021